GWENDOLYN M. RALPH
                        1100 State Street
                     Erie, Pennsylvania 16512





                                             EXHIBIT F-3




                                   December 20, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  National Fuel Gas Company
          National Fuel Gas Distribution Corporation
          National Fuel Gas Supply Corporation
          Seneca Resources Corporation
          Utility Constructors, Inc.
          Highland Land & Minerals, Inc.
          Leidy Hub, Inc.
          Data-Track Account Services, Inc.
          National Fuel Resources, Inc.
          Horizon Energy Development, Inc.
          Short Term Financing - 1996 through 2000
          SEC File No. 70-8729

Ladies and Gentlemen:

     This opinion relates to the joint application-declaration filed on or about October 27, 1995, as amended by Amendment No. 1 thereto filed December 20, 1995 (the "Application-Declaration"), by National Fuel Gas Company ("National") and its subsidiary corporations, National Fuel Gas Distribution Corporation ("Distribution"), National Fuel Gas Supply Corporation ("Supply"), Seneca Resources Corporation ("Seneca"), Utility Constructors, Inc. ("UCI"), Highland Land & Minerals, Inc. ("Highland"), Leidy Hub, Inc. ("LHI"), Data-Track Account Services, Inc. ("Data-Track"), National Fuel Resources, Inc. ("NFR"), and Horizon Energy Development, Inc. ("Horizon") (collectively, the

Securities and Exchange Commission
December 20, 1995
Page 2


"Participating Subsidiaries"), under the Public Utility Holding
Company Act of 1935, as amended. To the extent that the Application-Declaration seeks authorization for:

     (i) the issuance and sale to National, Distribution, Seneca, Horizon, UCI, Highland, LHI, Data-Track and NFR by Supply of up to $175,000,000.00 aggregate principal amount at any one time outstanding of short-term notes;

     (ii) the loaning of excess funds of Supply to Distribution, Seneca, Horizon, UCI, Highland, LHI, Data-Track and NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration;

     (iii) the issuance and sale to National, Distribution, Supply, Horizon, UCI, Highland, LHI, Data-Track and NFR by Seneca of up to $200,000,000.00 aggregate principal amount at any one time outstanding of short-term notes;

     (iv) the loaning of excess funds of Seneca to Distribution, Supply, Horizon, UCI, Highland, LHI, Data-Track and NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration;

     (v) the issuance and sale to National, Distribution, Supply, Horizon, UCI, Seneca, LHI, Data-Track and NFR by Highland of up to $5,000,000.00 aggregate principal amount at any one time outstanding of short-term unsecured notes; and

     (vi) the loaning of excess funds of Highland to Seneca, Distribution, Supply, Horizon, UCI, LHI, Data-Track and NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration.

     (vii) the issuance and sale to National, Distribution, Supply, Seneca, Horizon, Highland, LHI, Data-Track and NFR by UCI of up to $3,000,000.00 aggregate principal amount at any one time outstanding of short-term notes;

     (viii) the loaning of excess funds of UCI to Distribution, Supply, Seneca, Horizon, Highland, LHI, Data-Track and NFR in exchange for short-term notes from those respective corporations through the money pool arrangement as set forth in the Application-Declaration;

Securities and Exchange Commission
December 20, 1995
Page 3


     I am of the opinion that:

     (1) Each of Supply, Seneca, Highland, and UCI is a corporation validly organized and duly existing under the laws of the Commonwealth of Pennsylvania.

     (2) If the aforementioned transactions are consummated in accordance with the Application-Declaration, and the order of the Securities and Exchange Commission thereon, and the Boards of Directors of Distribution, Supply, Seneca, Horizon, UCI, Highland, Data-Track, LHI and NFR approve the issuance and sale of the respective notes:

          (a) all state laws applicable to the proposed transactions will have been complied with;

          (b) the respective notes of Supply, Seneca, UCI and Highland will be valid and binding obligations and will be enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy or insolvency laws; and

          (c) the legal rights of the holders of any securities issued by Supply, Seneca, UCI and Highland or any associate company thereof will not have been violated.

     I am a member of the Pennsylvania Bar and do not hold myself out as an expert on the laws of any other state. Accordingly, in giving this opinion, I have relied, as to all matters governed by the laws of New York, upon the opinion of Ronald J. Tanski, Esq. filed as an exhibit to the Application-Declaration.

     I consent to the use of this opinion as an exhibit to the Application-Declaration.

                                   Very truly yours,

                                   /s/Gwendolyn M. Ralph

                                   Gwendolyn M. Ralph



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